Exhibit 107

Calculation of Filing Fee Table

F-10

(Form Type)

Intermap Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)		Fee Rate		Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	457(o)	(1)	(1)
	Equity	Preferred Shares, without par value	457(o)	(1)	(1)
	Debt	Debt Securities	457(o)	(1)	(1)
	Other	Subscription Receipts	457(o)	(1)	(1)
	Other	Warrants	457(o)	(1)	(1)
	Other	Units	457(o)	(1)	(1)
	Unallocated (Universal) Shelf	-	457(o)	(1)	(1)	$100,000,000	(2)	0.00015310	(3)	$15,310	(4)
Fees Previously Paid	-	-	-	-	-	-				-
	Total Offering Amounts					$100,000,000	(2)			$15,310	(4)
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$15,310	(4)

(1)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants and units of Intermap Technoligies Corporation (the “Registrant”) as shall have an aggregate initial offering price not to exceed $100,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement in the United States exceed $600,000,000

(3)	Based on the SEC’s registration fee of $153.10 per $1,000,000 of securities registered.

(4)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act.